EXHIBIT 21
                     TUPPERWARE CORPORATION
                       Active Subsidiaries
                      As of March 20, 2001

The following subsidiaries are wholly owned by Tupperware
Corporation or a subsidiary of Tupperware Corporation
(degree of remoteness from the registrant is shown by indentations).

Tupperware Corporation
    Tupperware Financial Corporation
    Dart Industries Inc.
       Tupperware Espana, S.A.
       Deerfield Land Corporation
       Tupperware Far East, Inc.
       Tupperware Turkey, Inc.
       Dart Far East Sdn. Bhd.
       Dart de Venezuela, C.A.
       Tupperware Colombia S.A.
       Dart do Brasil Industria e Comercio Ltda.
           Daypar Participacoes Ltda
           Academia de Negocios S/C Ltda.
       Tupperware Hellas S.A.I.C.
       Tupperware Del Ecuador Cia. Ltda.
       Dart Industries Hong Kong Limited
       Dart Industries (New Zealand) Limited
       Tupperware New Zealand Staff Superannuation Plan
       Dart, S.A. de C.V.
       Servicios Especializados de Arrendamiento en
        Latinoamerica S.A. de C.V.
       Dartco Manufacturing Inc.
       Tupperware, Industria Lusitana de Artigos Domesticos,
        Limitada
           Tupperware (Portugal) Artigos Domesticos,Ltda
       Premiere Products, Inc.
           Premiere Korea Ltd.
               Premiere Marketing Company
           Exportadora Lerma, S.A. de C.V.
           Tupperware Australia Pty. Ltd.
           Tupperware Singapore Pte. Ltd.
           Newco Logistica e Participacoes Ltda.
               Centro de Distribuicao RS Ltda.
               Distribuidora Comercial Nordeste de Produtos
                Plasticos Ltda.
               Distribuidora Comercial Paulista de Plasticos
                Ltda.
               Centro de Distribuicao Mineira de Produtos de
                Plastico Ltda.
               Distribuidora Esplanada de Produtos Plasticos
                Ltda.
               Corcovado-Plast Distribuidora de Artigos
                Domesticos Ltda.
               Distribuidora Baiana de Produtos Plasticos Ltda. Uniao Norte Distribuidora de Produtos Plasticos
                Ltda
               Uniao Sul Comercial de Plasticos Ltda.
               Centro Oeste Distribuidora de Produtos Plasticos
                Ltda.
           Premiere Manufacturing, Inc.
           Tupperware U.S., Inc.
               Tupperware Distributors, Inc.
               Tupperware Factors Inc.
               Tupperware.com, Inc.
           Tupperware Canada Inc.
           Dart Staff Superannuation Fund Pty Ltd.
           Importadora Y Distribuidora Importupp Limitada
           Tupperware Iberica S.A.
           Tupperware (Thailand) Limited
           Tupperware Uruguay S.A.
           Dart Executive Pension Fund Limited
           Dart Pension Fund Limited
           Tupperware U.K. Holdings, Inc.
           The Tupperware Foundation
           Tupperware Products, Inc.
           Tupperware de El Salvador, S.A. de C.V.
           Tupperware del Peru S.R.L.
           Dart Holdings, S. de R.L.
           Tupperware Honduras, S. de R.L.
           Tupperware de Costa Rica, S.A.
           Tupperware de Guatemala, S.A.
           Asociacion Nacional de Distribuidores de Productos
            Tupperware, A.C.
           Tupperware International Holdings Corporation
               Tupperware International Holdings BV
                   Tupperware Israel Ltd.
                   Tupperware Belgium N.V.
                       Tupperware France S.A.
                   Tupperware Polska Sp.zo.o
                   Dart Argentina S.A.
                       TWP S.A.
                   Tupperware Asia Pacific Holdings Private
                    Limited
                       Tupperware India Private Limited
                       Tupperware China, LLC
                           Tupperware (China) Company Limited
                       Dart (Philippines), Inc.
                           Tupperware Realty Corporation
                           Tupperware Philippines, Inc.
                   Tupperware Holdings B.V.
                       Tupperware Services GmbH
                       Tupperware Nederland Properties B.V.
                           Tupperware Nederland B.V.
                               Tupperware Deutschland GmbH
                               Tupperware Osterreich G.m.b.H.
                           Tupperware Southern Africa
                            Proprietary) Limited
                       Tupperware Products B.V.
                       Tupperware (Suisse) SA
                       Tupperware Products S.A.
                       Tupperware d.o.o.
                       Tupperware Bulgaria EOOD
                       Tupperware Eesti OU
                       UAB "Tupperware"
                       SIA Tupperware Latvia
                           Tupperware Luxembourg S.ar.l.
                           Tupperware Slovakia s.r.o.
                           Tupperware Morocco
                           Tupperware Asset Management Sarl
                               Diecraft Australia Pty. Ltd.
                   Tupperware Egypt Ltd
               Tupperware East Africa Limited
               Tupperware Italia S.p.A.
               Tupperware General Services N.V.
               Japan Tupperware Co., Ltd.
               Tupperware Trading Ltd.
               Tupperware Czech Republic, spol. s.r.o.
               Tupperware United Kingdom & Ireland Limited
               Tupperware Nordic A/S
         Tupperware Panama, S.A.
         Dart Manufacturing India Pvt. Ltd.
         Premiere Products Mexico S.de R.L.
               BeautiControl Mexico, S.de R.L.
     Tupperware Finance Holding Company B.V.
         Tupperware Finance Company B.V.
     Tupperware Holdings Corporation
     Tupperware Home Parties Corporation
     Tupperware Export Sales, Ltd.
     Tupperware Services, Inc.
     Tupperware Holdings Ltd.
     BeautiControl, Inc.
         BC International Cosmetic & Image Services, Inc. BeautiControl Canada, Ltd.
         BeautiControl International, Inc.
         BeautiControl International Services, Inc.
         BeautiControl Asia Pacific Inc.
               BeautiControl Hong Kong, Inc.
               BeautiControl Japan, Inc.
               BeautiControl Taiwan, Inc.
         Eventus International, Inc.
         JLH Properties, Inc.
         BeautiControl Cosmeticos do Brasil Ltda.
     International Investor, Inc.